Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 27, 2012 relating to the consolidated financial statements, which appears in Adecoagro S.A.’s Annual Report on Form 20-F for the year ended December 31, 2011. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

PRICE WATERHOUSE & CO. S.R.L.

by	/s/ Marcelo De Nicola (Partner)
Marcelo De Nicola
Buenos Aires, Argentina January 30, 2013